Exhibit 10.9

«Last_Name», «First_Name»

Restricted Stock Rights Award Agreement

SAFECO CORPORATION

RESTRICTED STOCK RIGHTS AWARD AGREEMENT

SETTLEMENT OF YOUR RESTRICTED STOCK RIGHTS WILL BE A TAXABLE EVENT AND WILL RESULT IN THE RECOGNITION BY YOU OF ORDINARY INCOME IN AN AMOUNT EQUAL TO THE FAIR MARKET VALUE OF THE SHARES SETTLED. ON EACH SETTLEMENT DATE SAFECO WILL BE REQUIRED TO COLLECT FROM YOU FEDERAL INCOME TAX WITHHOLDING AS WELL AS OTHER PAYROLL TAXES REQUIRED TO BE WITHHELD. PLEASE NOTE THAT FICA TAXES ARE PAYABLE WHEN THE RESTRICTED PERIOD LAPSES EVEN IF YOUR RESTRICTED STOCK RIGHTS ARE NOT SETTLED AT THAT TIME.

«Date»

«First_Name» «Last_Name»

«Mailing_Address»

«City», «St» «Postal»

Safeco Corporation (“Safeco”) grants to «First_Name» «Last_Name» (“Employee”) the following restricted stock rights pursuant to the terms and conditions of the Safeco Long-Term Incentive Plan of 1997, as amended (“Plan”). The Plan is incorporated by reference into this Award Agreement, which means that this Award Agreement is limited by and subject to the terms and conditions of the Plan. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the Plan terms and conditions will control. Capitalized terms used but not otherwise defined in this Award Agreement will have the meanings assigned to them in the Plan. A Plan Summary and a copy of the Plan itself are available on Safeco’s Intranet at Focus>Pay>Policies & Resources>Stock. If you would like to request a hard copy of the Plan Summary or the Plan, please contact the Corporate Human Resources Department at HRBENS@SAFECO.COM.

1. Shares Subject to Rights. Safeco will (i) issue to Employee the respective number of shares of Safeco Common Stock (“Shares”) listed below with the following settlement date(s) (“Settlement Dates”) or (ii) if eligible and at the election of the Employee, defer the settlement of the Shares pursuant to the terms and conditions of the Deferred Compensation and Supplemental Benefit Plan for Executives of 2005 (“DCP”) if, and only if, Employee remains continuously employed by Safeco or a Safeco subsidiary, as defined in the Plan, up to and including the respective Settlement Date. If a designated Settlement Date falls on a weekend, or is otherwise not a date when investment markets are open, the immediately preceding regular business date will be the Settlement Date. Please note that deferral of compensation may be impacted by final treasury regulations. Eligible participants in the DCP will be informed of any plan amendments resulting from such regulations.

Settlement Date	Shares to be Issued on Settlement Date
Total:

2. Tax Withholding. As a condition to receiving the Shares attributable to a Settlement Date, Employee must tender to Safeco an amount sufficient to satisfy all applicable federal, state and local tax withholding requirements (“Tax Requirements”). Unless Employee pays Safeco an amount equal to the Tax Requirements by the date established by the plan administrator, Safeco will reduce the number of Shares issued to Employee by the number of Shares which, on the Settlement Date, has a fair market value equal to the Tax Requirements.

«Last_Name», «First_Name»

Restricted Stock Rights Award Agreement

3. Termination of Employment. If Employee voluntarily or involuntarily ceases to be an employee of Safeco or a Safeco subsidiary for any reason other than (i) a Change in Control, (ii) Employee’s death or disability or (iii) Employee’s retirement (as defined in paragraph 4 below), Employee will have no rights to receive any Shares attributable to Settlement Dates occurring after the date of termination of employment. Nothing herein will be construed or interpreted to confer upon Employee any rights to continued employment by Safeco or a Safeco subsidiary or to interfere in any way with the right of Safeco, in its sole discretion, to terminate Employee at any time.

4. Death or Disability; Change in Control; Retirement.

(a) If Employee’s employment by Safeco or a Safeco subsidiary terminates by reason of Employee’s death or disability (as disability is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor Code provision), then as soon as practical following the date of employment termination due to death or disability, Safeco will issue to Employee or the personal representative of Employee’s estate all of the unissued Shares covered by this Award, minus the Tax Requirement, established as of the date of employment termination due to death or disability, as the case may be. Such Shares will be issued without regard to any employment or other service requirement stated in this Award Agreement.

(b) If there is a Change in Control of Safeco, then as soon as practical following the Change in Control, Safeco will make a cash payment equal to the fair market value of all of the unissued Shares covered by this Award, minus the Tax Requirement, established as of the date of the Change in Control. Such payment will be made without regard to any employment or other service requirement stated in this Award Agreement.

(c) If Employee’s employment by Safeco or a Safeco subsidiary terminates by reason of Employee’s retirement, Safeco shall issue to Employee all of the unissued Shares covered by this Award, minus the Tax Requirement, established as of the date of employment termination due to retirement. Notwithstanding the foregoing, if this Award is granted in the year of Employee’s retirement, only a prorated number of unissued Shares covered by this Award, minus the Tax Requirement, will be issued upon employment termination due to retirement. For purposes of this Award Agreement, an Employee is eligible for retirement if the Employee (i) has ten or more years of service with Safeco or a Safeco subsidiary, (ii) is 55 years of age or older on the retirement date and (iii) the Employee’s age plus years of service add up to at least 75.

5. Additional Compensation Payments. So long as Employee remains in the continuous employ of Safeco or a Safeco subsidiary, then, with respect to the Shares that are to be issued on each Settlement Date under this Award Agreement, Safeco will (i) pay to Employee during the period commencing with the date hereof and ending on such Settlement Date, as additional compensation, an amount of cash equal to the dividends that would have been payable to Employee during such period if Employee had owned such Shares (“Dividend Equivalents”) or (ii) if eligible and at the election of the Employee, defer the Dividend Equivalents pursuant to the terms and conditions of the DCP. Such amounts will be paid on the regular payroll date that coincides with, or next follows, the applicable dividend payment dates. Upon termination of employment, Employee’s right to receive Dividend Equivalents under this paragraph will immediately cease; provided; however, that if the termination of employment was due to Employee’s death or disability (as defined in paragraph 4 above) and occurred after an ex-dividend date but prior to payment of the dividend, Employee or the personal representative of Employee’s estate will be entitled to payment under this paragraph of an amount equivalent to such dividend.

«Last_Name», «First_Name»

Restricted Stock Rights Award Agreement

6. Rights Not Transferable. The rights granted to Employee under this Award Agreement will not be subject to execution, attachment or similar process. Except to the extent the Plan or the Compensation Committee may permit, the rights evidenced by this Award Agreement may not be assigned, pledged or transferred in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution. During Employee’s lifetime, only Employee or Employee’s guardian may exercise any right granted under this Award Agreement.

7. Forfeiture.

(a) If, at any time within (i) one year after the issuance of Shares granted by this Award or (ii) one year after termination of employment, whichever is later (“Restricted Period”), Employee engages in any activity harmful to Safeco’s interests or which is in competition with any of Safeco’s operations, then Safeco reserves the right to (i) terminate Employee’s rights under this Award Agreement effective as of the date that Employee commences such activity (unless terminated sooner by operation of another term or condition of this Award), and (ii) seek repayment for the value on the issuance date of the Shares issued during the Restricted Period.

(b) Such harmful or competitive activities include, without limitation, (i) engaging in conduct related to Employee’s job responsibilities for which either criminal or civil penalties may be sought; (ii) accepting employment with or serving as a consultant, advisor or in any other capacity, without Safeco’s prior written consent, to any party which is in competition with any member or members of the Safeco group of companies in any of their lines of business; (iii) disclosing or misusing any confidential information concerning any of the Safeco companies; and (iv) participating in a hostile attempt to acquire control of Safeco.

(c) Safeco will have the right to reduce payment of any amounts owed to Employee (for wages, fringe benefits, unused vacation or any other reason except as may be prohibited by law) to the extent any amounts are owed to Safeco by Employee under the foregoing forfeiture provisions.

8. Rights as Shareholder. Neither Employee, nor Employee’s personal representative, heir, legatee or distributee, will be deemed to be a holder of, or to have any rights with respect to, any Shares subject to the rights granted under this Award Agreement until such Shares are issued.

«Last_Name», «First_Name»

Restricted Stock Rights Award Agreement

By your signature below, you certify that you have read, understand and agree to the terms and conditions of this Award Agreement and the Plan. You further acknowledge that this Award Agreement and the Plan set forth the entire understanding between you and Safeco regarding this Award and supersede all prior oral and written agreements and all other communications between the parties on the subject.

Accepted:	Safeco Corporation

«First_Name» «Last_Name» Employee ID: «optid»	President and CEO

Date

4